Exhibit 16.1

Armanino LLP 12657 Alcosta Boulevard Suite 500 San Ramon, CA 94583-4600
925 790 2600	main
925 790 2601	fax
armaninoLLP.com

April 13, 2016

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: SkyPeople Fruit Juice, Inc.

Commission File Number 000-34502

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by SkyPeople Fruit Juice, Inc. in Item 4.01 of its Form 8-K dated April 12, 2016 and captioned "Dismissal of Independent Registered Public Accounting Firm."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

ArmaninoLLP